Exhibit 99.1

The Chefs’ Warehouse Reports Third Quarter 2018 Financial Results
Net Sales Growth of 11.2%
Ridgefield, CT, November 1, 2018 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its third quarter ended September 28, 2018.

Financial highlights for the third quarter of 2018 compared to the third quarter of 2017:

•	Net sales increased 11.2% to $361.5 million for the third quarter of 2018 from $325.1 million for the third quarter of 2017.

•	GAAP net income was $4.2 million, or $0.14 per diluted share, for the third quarter of 2018 compared to $2.9 million, or $0.11 per diluted share, in the third quarter of 2017.

•	Adjusted net income per diluted share was $0.19 for the third quarter of 2018 compared to $0.11 for the third quarter of 2017.

•	Adjusted EBITDA[1] was $18.9 million for the third quarter of 2018 compared to $16.4 million for the third quarter of 2017.

“First-half of 2018 momentum continued into the third quarter as our team delivered strong organic case and gross profit dollar performance amidst a deflationary price environment and unseasonably wet weather,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “Customer adoption of e-commerce continued to grow and during the third quarter we reached our targeted 2018 milestone of more than $100 million of annualized revenue via our online and mobile platforms.”

Third Quarter Fiscal 2018 Results

Net sales for the quarter ended September 28, 2018 increased 11.2% to $361.5 million from $325.1 million for the quarter ended September 29, 2017. Organic growth contributed $13.1 million, or 4.0% to sales growth in the quarter. The remaining sales growth of $23.3 million, or 7.2% resulted from the acquisition of Fells Point Wholesale Meats Inc. and other specialty-related acquisitions. Organic case count grew approximately 6.0% in the Company’s specialty category and growth in unique customers and placements grew 5.7% and 4.8%, respectively, compared to the prior year quarter. Excluding the impact of the Fells Point acquisition, pounds sold in the Company’s center-of-the-plate category increased 4.3% compared to the prior year quarter. Estimated inflation was 1.8% in the Company’s specialty categories and estimated deflation was 2.6% in the center-of-the-plate categories compared to the prior year quarter.

Gross profit increased approximately 13.7% to $92.0 million for the third quarter of 2018 from $80.9 million for the third quarter of 2017. Gross profit margin increased approximately 56 basis points to 25.4% from 24.9%, due in large part to deflation in certain center-of-the-plate categories. Gross margins in the Company’s specialty category decreased 32 basis points and increased 139 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Total operating expenses increased by approximately 16.1% to $81.7 million for the third quarter of 2018 from $70.4 million for the third quarter of 2017. As a percentage of net sales, operating expenses were 22.6% in the third quarter of 2018 compared to 21.7% in the third quarter of 2017. The increase in total operating expenses includes a $1.8 million non-cash charge recorded in the third quarter for the change in the fair value of the Fells Point earn-out liability. Excluding the impact of the earn-out adjustment, total operating expenses increased 13.5%. The increase in operating expense as a percentage of net sales is

1Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted EPS to these measures’ most directly comparable GAAP measure.

primarily driven by the earn-out adjustment and the impact of deflation and product mix on the percentage of sales ratio as compared to the third quarter of 2017.

Operating income for the third quarter of 2018 was $10.3 million compared to $10.5 million for the third quarter of 2017. The decrease in operating income was driven primarily by higher operating expenses, as discussed above, offset in part by increased gross profit. As a percentage of net sales, operating income was 2.8% in the third quarter of 2018 compared to 3.2% in the third quarter of 2017. The decrease in the operating income to sales ratio was primarily caused by the $1.8 million earn-out adjustment in the third quarter of 2018.

Total interest expense decreased to $4.7 million for the third quarter of 2018 compared to $5.6 million for the third quarter of 2017 due to lower effective interest rates charged on the Company’s outstanding debt and the conversion of the convertible subordinated notes on July 25, 2018.

Net income for the third quarter of 2018 was $4.2 million, or $0.14 per diluted share, compared to net income of $2.9 million, or $0.11 per diluted share, for the third quarter of 2017.

Adjusted EBITDA1 was $18.9 million for the third quarter of 2018 compared to $16.4 million for the third quarter of 2017. For the third quarter of 2018, adjusted net income1 was $5.5 million, or $0.19 per diluted share compared to adjusted net income of $2.9 million, or $0.11 per diluted share for the third quarter of 2017.

Full Year 2018 Guidance

Based on current trends in the business, the Company is providing the following updated financial guidance for fiscal year 2018:

•	Net sales between $1.425 billion and $1.445 billion

•	Gross profit between $360.0 million and $366.0 million

•	Net income between $18.8 million and $21.5 million

•	Net income per diluted share between $0.65 and $0.74

•	Adjusted EBITDA between $75.0 million and $78.5 million

•	Adjusted net income per diluted share between $0.71 and $0.80

This guidance is based on an effective tax rate of approximately 27.5% and fully diluted shares of approximately 29.6 million shares, which include the full-year dilutive impact of the convertible subordinated notes.

Third Quarter 2018 Earnings Conference Call

The Company will host a conference call to discuss third quarter 2018 financial results today at 5:00 p.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13683165. The replay will be available until Thursday, November 8, 2018, and an online archive of the webcast will be available on the Company’s investor relations website for 30 days.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s ability to successfully deploy its operational initiatives to achieve synergies from its acquisitions; the Company’s sensitivity to general economic conditions, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to a lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risks of loss of revenue or reductions in operating margins in the Company’s center-of-the-plate category as a result of competitive pressures; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s and its customers’ sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; increased fuel cost volatility and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; and the strain on the Company’s infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 9, 2018 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 48,000 products to more than 30,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 2018 AND SEPTEMBER 29, 2017
(unaudited, in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Net Sales	$361,496	$325,076	$1,050,553	$944,422
Cost of Sales	269,503	244,171	785,798	707,017
Gross Profit	91,993	80,905	264,755	237,405

Operating Expenses	81,725	70,411	233,799	211,627
Operating Income	10,268	10,494	30,956	25,778

Interest Expense	4,676	5,593	15,036	17,406
Loss on Asset Disposal	—	10	30	10
Income Before Income Taxes	5,592	4,891	15,890	8,362

Provision for Income Tax Expense	1,435	2,040	4,370	3,479

Net Income	$4,157	$2,851	$11,520	$4,883

Net Income Per Share:
Basic	$0.14	$0.11	$0.40	$0.19
Diluted	$0.14	$0.11	$0.40	$0.19

Weighted Average Common Shares Outstanding:
Basic	29,080,929	26,092,387	28,458,972	26,011,913
Diluted	29,743,851	27,387,619	29,619,703	26,063,655

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 28, 2018 AND DECEMBER 29, 2017
(in thousands)

	September 28, 2018	December 29, 2017
	(unaudited)
Cash	$49,857	$41,504
Accounts receivable, net	146,760	142,170
Inventories, net	110,073	102,083
Prepaid expenses and other current assets	11,530	11,083
Total current assets	318,220	296,840

Equipment and leasehold improvements, net	64,552	68,378
Software costs, net	13,686	6,034
Goodwill	181,991	173,202
Intangible assets, net	132,761	140,320
Other assets	4,093	2,975
Total assets	$715,303	$687,749

Accounts payable	$83,105	$70,019
Accrued liabilities	22,300	21,871
Accrued compensation	11,937	12,556
Current portion of long-term debt	30	3,827
Total current liabilities	117,372	108,273

Long-term debt, net of current portion	280,216	313,995
Deferred taxes, net	7,800	6,015
Other liabilities	11,770	10,865
Total liabilities	417,158	439,148

Preferred stock	—	—
Common stock	300	284
Additional paid in capital	206,304	166,997
Cumulative foreign currency translation adjustment	(2,848)	(1,549)
Retained earnings	94,389	82,869
Stockholders’ equity	298,145	248,601

Total liabilities and stockholders’ equity	$715,303	$687,749

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 2018 AND SEPTEMBER 29, 2017
(unaudited, in thousands)

	September 28, 2018	September 29, 2017
Cash flows from operating activities:
Net income	$11,520	$4,883

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,234	6,322
Amortization	8,949	8,712
Provision for allowance for doubtful accounts	2,811	2,841
Deferred rent	454	254
Deferred taxes	561	1,755
Amortization of deferred financing fees	1,657	1,574
Stock compensation	2,999	2,384
Loss on asset disposal	30	10
Change in fair value of contingent earn-out liability	2,026	72
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(4,302)	(5,760)
Inventories	(4,336)	(19,731)
Prepaid expenses and other current assets	(148)	1,668
Accounts payable and accrued liabilities	7,163	20,430
Other liabilities	(2,584)	(1,997)
Other assets	(528)	(214)
Net cash provided by operating activities	33,506	23,203

Cash flows from investing activities:
Capital expenditures	(9,407)	(9,860)
Proceeds from asset disposals	30	—
Cash paid for acquisitions, net of cash received	(11,899)	(29,722)
Net cash used in investing activities	(21,276)	(39,582)

Cash flows from financing activities:
Payment of debt	(49,359)	(11,641)
Borrowings under asset based loan facility	47,100	—
Cash paid for deferred financing fees	(877)	—
Cash paid for contingent earn-out liability	—	(500)
Surrender of shares to pay withholding taxes	(691)	(455)
Net cash used in financing activities	(3,827)	(12,596)

Effect of foreign currency translation on cash and cash equivalents	(50)	184

Net increase (decrease) in cash and cash equivalents	8,353	(28,791)
Cash and cash equivalents at beginning of period	41,504	32,862
Cash and cash equivalents at end of period	$49,857	$4,071

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET INCOME PER COMMON SHARE
FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 2018 AND SEPTEMBER 29, 2017
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Numerator:
Net Income	$4,157	$2,851	$11,520	$4,883
Add effect of dilutive securities:
Interest on convertible notes, net of tax	26	134	358	—
Net Income available to common shareholders	$4,183	$2,985	$11,878	$4,883
Denominator:
Weighted average basic common shares outstanding	29,080,929	26,092,387	28,458,972	26,011,913
Dilutive effect of unvested common shares	313,229	57,858	221,411	51,742
Dilutive effect of convertible notes	349,693	1,237,374	939,320	—
Weighted average diluted common shares outstanding	29,743,851	27,387,619	29,619,703	26,063,655

Net Income Per Share:
Basic	$0.14	$0.11	$0.40	$0.19
Diluted	$0.14	$0.11	$0.40	$0.19

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 2018 AND SEPTEMBER 29, 2017
(unaudited; in thousands)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Net Income	$4,157	$2,851	$11,520	$4,883
Interest expense	4,676	5,593	15,036	17,406
Depreciation	2,734	2,095	7,234	6,322
Amortization	2,966	2,981	8,949	8,712
Provision for income tax expense	1,435	2,040	4,370	3,479
EBITDA (1)	15,968	15,560	47,109	40,802

Adjustments:
Stock compensation (2)	1,090	770	2,999	2,384
Duplicate rent (3)	14	—	14	86
Integration and deal costs/third party transaction costs (4)	41	—	331	—
Change in fair value of earn-out obligation (5)	1,798	24	2,026	72
Moving expenses (6)	21	64	21	438

Adjusted EBITDA (1)	$18,932	$16,418	$52,500	$43,782

1.
We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents duplicate rent expense for our Chicago, IL, Bronx, NY, and Toronto, Canada facilities.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents moving expenses for the consolidation of our Chicago, IL, Bronx, NY, and Toronto, Canada facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME TO NET INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 2018 AND SEPTEMBER 29, 2017
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Net Income	$4,157	$2,851	$11,520	$4,883

Adjustments to Reconcile Net Income to Adjusted Net Income (1):
Duplicate rent (2)	14	—	14	86
Integration and deal costs/third party transaction costs (3)	41	—	331	—
Moving expenses (4)	21	64	21	438
Change in fair value of earn-out obligations (5)	1,798	24	2,026	72
Tax effect of adjustments (6)	(512)	(37)	(658)	(248)

Total Adjustments	1,362	51	1,734	348

Adjusted Net Income	$5,519	$2,902	$13,254	$5,231

Diluted Earnings per Share - Adjusted	$0.19	$0.11	$0.46	$0.20

Diluted Shares Outstanding - Adjusted	29,743,851	27,387,619	29,619,703	26,063,655

1.
We are presenting adjusted net income and adjusted earnings per share (EPS), which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents duplicate rent expense for our Chicago, IL, Bronx, NY, and Toronto, Canada facilities.

3.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

4.	Represents moving expenses for the consolidation of our Chicago, IL, Bronx, NY, and Toronto, Canada facilitiess.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the tax effect of items 2 through 5 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME PER COMMON SHARE
FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 2018 AND SEPTEMBER 29, 2017
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Numerator:
Adjusted Net Income	$5,519	$2,902	$13,254	$5,231
Add effect of dilutive securities:
Interest on convertible notes, net of tax	26	134	358	—
Adjusted Net Income available to common shareholders	$5,545	$3,036	$13,612	$5,231
Denominator:
Weighted average basic common shares outstanding	29,080,929	26,092,387	28,458,972	26,011,913
Dilutive effect of unvested common shares	313,229	57,858	221,411	51,742
Dilutive effect of convertible notes	349,693	1,237,374	939,320	—
Weighted average diluted common shares outstanding	29,743,851	27,387,619	29,619,703	26,063,655

Adjusted Net Income per share:
Diluted	$0.19	$0.11	$0.46	$0.20

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2018
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$18,800	$21,500
Provision for income tax expense	7,100	8,100
Depreciation & amortization	22,500	22,300
Interest expense	20,000	20,000
EBITDA (1)	68,400	71,900

Adjustments:
Stock compensation (2)	4,100	4,100
Duplicate rent (3)	25	25
Integration and deal costs/third party transaction costs (4)	350	350
Change in fair value of earn-out obligation (5)	2,100	2,100
Moving expenses (6)	25	25

Adjusted EBITDA (1)	$75,000	$78,500

1.
We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents duplicate rent expense for our Chicago, IL, Bronx, NY, and Toronto, Canada facilities.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents moving expenses for the consolidation of our Chicago, IL, Bronx, NY, and Toronto, Canada facilities.

THE CHEFS’ WAREHOUSE, INC.
2018 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2018 ADJUSTED
FULLY DILUTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.65	$0.74

Change in fair value of earn-out obligations (3)	0.05	0.05
Integration and deal costs/third party transaction costs (4)	0.01	0.01

Adjusted net income per diluted share	$0.71	$0.80

1.
We are presenting estimated adjusted EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Guidance is based upon an estimated effective tax rate of 27.5% and an estimated fully diluted share count of approximately 29.6 million shares.

3.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.